Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended June 30, 2013

EXECUTIVE SUMMARY

In the second quarter 2013, Jones Lang LaSalle Income Property Trust:

- Paid distributions of $0.10 per share on Class E Shares, $0.089 on Class M Shares and $0.078 on Class A Shares[1];
- Declared seventh consecutive quarterly dividend;
- Reduced portfolio leverage to 57% through the repayment of debt;
- Increased portfolio occupancy to 93%;
- Acquired two new industrial properties for a combined total of $59 million;
- Closed on a $40 million revolving line of credit from Bank of America;
- Realized modest share appreciation resulting from a net increases in underlying property values;
- Experienced positive capital inflows from the sales of shares.

Portfolio Summary

Total Assets (at fair value)[2]	$865 million
Properties	35
Total Square Feet & Units	4.9 mil. & 2,015 units
Portfolio Occupancy	93%
Company Leverage Ratio	57%
Average Remaining Lease Term[3]	6.4 Years
Geographic Diversification	11 States and Canada
Investment Strategy	Diversified - Core
Inception Date[4]	October 1, 2012
Gross Q2 Dividend Per Share Paid[5]	$0.10
Advisory Fee	1.25% on NAV
Tax Reporting	1099-DIV

Returns Summary[6]

	Class E	Class M	Class A
Q2 Return (Gross)	1.79%	1.69%	1.79%
Q2 Return (Net)	1.79%	1.58%	1.58%
YTD Return (Gross)	1.97%	1.88%	1.98%
YTD Return (Net)	1.97%	1.69%	1.56%
Since Inception Return (Gross)[7]	4.40%	4.20%	4.20%
Since Inception Return (Net)[7]	4.40%	3.93%	3.67%
Q2 Dividend per Share (Net)	$0.10	$0.089	$0.078
YTD Dividend per Share (Net)	$0.20	$0.180	$0.158
NAV per Share[8]	$10.14	$10.12	$10.12

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. Since the company began operations in 2004, cumulative distributions have been funded by cash flow from operations.
[2] Total assets at fair value are reported at pro-rata share.
[3] Average remaining lease term excludes our seven apartment properties as these leases are generally one year in term.
[4] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.
[5] Reflects gross dividend paid on each share class. Actual dividends received by Class A and Class M stockholders are net of applicable class-specific fees.
[6] Past performance is no guarantee of future results. Returns are net of Company expenses and fees.
[7] Since Inception Return is calculated by adding share price changes with cumulative dividends since 10/1/2012 (the date JLLIPT's continuous public offering was launched at $10.00 per share) and dividing the result by $10.00.
[8] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

1

Acquisition Activity In the second quarter, we were able to make two new acquisitions for our property portfolio. On June 26, 2013, we acquired Joliet Distribution Center, a 442,000 square foot industrial property located in Joliet, Illinois, for approximately $21 million. The property is 100% leased to two tenants with a weighted average remaining lease term of approximately six years. The Chicago area is a major distribution hub that serves the third largest metro area in the U.S. along with the entire Midwest region. This modern, state-of-the-art distribution center is well positioned within a desirable institutional market that long-term will benefit from tenants coming from the mature Interstate 55 submarket. This investment adds diversification 2 Quarterly Report | June 30, 2013 Distributions On August 6, 2013, management recommended and our board of directors approved a dividend declaration of $0.10 per share to stockholders of record as of September 27, 2013 to be paid on November 1, 2013 (actual dividends received by Class A and Class M stockholders will be net of class- specific fees). Share Value As of June 30, 2013, the NAV per share was $10.12 for our Class A and Class M shares and $10.14 for our Class E shares. The differences in NAV among the share classes are due to the differing fees associated with each share class. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. In the second quarter the NAV of all share classes increased as compared to March 31, 2013 as net property valuations had a positive impact for the quarter. Our daily share values are posted on our website (www.jllipt. com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and dividend distributions for the rolling four quarters ending June 30, 2013 generated an 8.0% total return, comprised of a 4.0% cash return and a 4.0% share appreciation return, for stockholders owning our shares for the four quarters ending June 30, 2013 (Class E stockholders only; rolling four quarter data is not yet available for A and M shares). Capital Raising Since the continuous public offering of our shares went effective on October 1, 2012, we have seen strong capital inflows, raising in excess of $111 million through the end of second quarter. The success in raising new capital has helped us execute on a number of key strategic initiatives, including acquiring new investments to expand and diversify our portfolio holdings and paying down debt to decrease our Company leverage ratio. company updatE 13% Industrial 47% Office 17% Retail 23% Apartment 20% Midwest 13% East 33% West 29% South 5% International Portfolio Diversification By Property Type By Geographic Region portFoLio updatE Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

3 to our industrial property portfolio while allowing us to achieve stable income returns on a long-term, fully-leased asset in one of our targeted warehouse markets. On June 28, 2013, we acquired Suwanee Distribution Center, a 559,000 square foot industrial property located in suburban Atlanta, Georgia, for approximately $38 million. The newly constructed warehouse is 100% leased to and serves as the national headquarters for Mitsubishi Electric & Electronics USA. The Atlanta area is among the top three distribution hubs in the eastern United States with excellent accessibility to major interstate highways, rail and Hartsfield-Jackson Atlanta International Airport. The Suwanee Distribution Center is leased through July of 2023 with built-in rent escalations which provide a steady and growing income stream. We believe these acquisitions fit squarely within our strategy to acquire income-producing core properties in primary and other target markets. Leasing & Occupancy As of June 30, 2013, total portfolio occupancy was 93%, which increased 1% as compared to the March 31, 2013 occupancy. Leverage Reducing the Company’s leverage ratio to its long-term target level of 30% to 50% remains a key strategic objective. During the second quarter we completed several important transactions towards achieving this objective, ultimately decreasing the Company leverage ratio from 63% at the end of 2012 to 57% as of June 30, 2013. On June 20, 2013, we entered into a $12 million mortgage note payable secured by 4001 North Norfleet Road. The loan matures on February 1, 2017 and bears floating rate interest at a rate equal to LIBOR plus 2.75%. Proceeds of the loan were used for the property acquisitions made in June 2013. Entering into this loan marked the final step in adjusting down by 4% the leverage on this property. After quarter end, in July, we retired the $10.7 million mortgage note payable on 36 Research Park Drive. We negotiated a discounted payoff for the mortgage note in the amount of $9.5 million, using a $7 million draw on our revolving line of credit and cash on hand. The loan had a 5.60% interest rate and its payoff will save in excess of $575,000 in annual interest expense. We now own the property free and clear of mortgage debt. Working Capital On June 25, 2013, we entered into a $40 million revolving line of credit agreement with Bank of America, N.A. The line of credit has a two year term and bears interest based on LIBOR plus a spread ranging from 1.50% to 2.75% depending on the Company’s consolidated leverage ratio. This credit facility strengthens our ability to pursue our strategic objectives and to further grow and diversify our portfolio of high quality, institutional caliber real estate investments. We will use the new facility primarily for acquisitions, refinancing of existing indebtedness, renovations, tenant and capital improvements and other general corporate purposes. Outlook For the remainder of the year, we would like to reduce our current overweight allocation to the office property sector and increase our underweight allocation to the industrial and retail property sectors. To that end and in keeping with our broader mandate for the portfolio, our target acquisitions for the remainder of this year include well-located, well-leased industrial buildings and grocery-anchored retail properties as well as other property investments that match our operational and risk objectives. We are optimistic that continued successful capital raising should allow us to advance our strategic objectives and further broaden and diversify our portfolio holdings, both domestically and, over time, around the world. CONTACT We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com. Quarterly Report | June 30, 2013 Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited quarterly and audited annual data, if available at the time, and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2013 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.